Exhibit 4.18

FORM OF SUPPLEMENTAL INDENTURE NO. FROM OGE ENERGY CORP. TO UMB BANK, N.A. TRUSTEE _______________________ DATED AS OF _______________________ SUPPLEMENTAL TO INDENTURE DATED AS OF NOVEMBER 1, 2004

TABLE OF CONTENTS

ARTICLE ONE
RELATION TO INDENTURE; DEFINITIONS
Section 1.01.		Integral Part of Indenture	1
Section 1.02.		Definitions; References to Articles and Sections; Terms referring to this Supplemental Indenture	1

ARTICLE TWO
SECURITIES
Section 2.01.		Designation and Principal Amount	2
Section 2.02.		Stated Maturity Date	2
Section 2.03.		Interest Payment Dates	2
Section 2.04.		Office for Payment	2
Section 2.05.		Redemption Provisions	2
Section 2.06.		Repayment of Securities	2
Section 2.07.		Authorized Denominations	2
Section 2.08.		Reopening of Series	2
Section 2.09.		Form of Security	2

ARTICLE THREE
MISCELLANEOUS
Section 3.01.		Recitals of fact, except as stated, are statements of the Company	3
Section 3.02.		Supplemental Indenture to be construed as a part of the Indenture	3
Section 3.03.		Trust Indenture Act to control; Severability of provisions contained in Supplemental Indenture and Securities	3
Section 3.04.		References to either party in Supplemental Indenture include successors or assigns	3
Section 3.05.		Provision for execution in counterparts; Table of Contents and descriptive headings of Articles not to affect meaning	3

Exhibit A	—	Form of Security

i

SUPPLEMENTAL INDENTURE No.        , made as of the          day of                 , by and between OGE ENERGY CORP., a corporation duly organized and existing under the laws of the State of Oklahoma (the “Company”), and UMB BANK, N.A., a national banking association, as trustee (the “Trustee”):
WITNESSETH:
WHEREAS, the Company has heretofore executed and delivered its Indenture (hereinafter referred to as the “Indenture”), made as of November 1, 2004; and
WHEREAS, the Company has heretofore executed and delivered its Supplemental Indenture No. 1 dated as of November 4, 2004, adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, and creating a series of Notes designated “5.00% Senior Notes, Series due November 15, 2014”; and
WHEREAS, the Company has heretofore executed and delivered its Supplemental Indenture No. 2 dated as of November 24, 2014, adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, and creating a series of Notes designated “Floating Rate Senior Notes, Series due November 24, 2017”; and
WHEREAS, Section 2.05 of the Indenture provides that debt securities shall be issued in series and that a Company Order shall specify the terms of each series; and
WHEREAS, the Company has this day delivered a Company Order setting forth the terms of a series of debt securities designated “____________” (hereinafter sometimes referred to as the “Securities”); and

WHEREAS, Section 12.01 of the Indenture provides that the Company and the Trustee may enter into indentures supplemental thereto for the purposes, among others, of establishing the form of debt securities or establishing or reflecting any terms of any debt security and adding to the covenants of the Company; and
WHEREAS, the execution and delivery of this Supplemental Indenture No. ___ (herein, “this Supplemental Indenture”) have been duly authorized by a resolution adopted by the Board of Directors of the Company;
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
That in order to set forth the terms and conditions upon which the Securities are, and are to be, authenticated, issued and delivered, and in consideration of the premises of the purchase and acceptance of the Securities by the Holders thereof and the sum of one dollar duly paid to it by the Trustee at the execution of this Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Securities, as follows:

ARTICLE ONE.
RELATION TO INDENTURE; DEFINITIONS

Section 1.01.Integral Part of Indenture. This Supplemental Indenture constitutes an integral part of the Indenture.

Section 1.02.Definitions; References to Articles and Sections; Terms referring to this Supplemental Indenture. For all purposes of this Supplemental Indenture:

(a)Capitalized terms used herein without definition shall have the meanings specified in the Indenture;

(b)All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture; and

(c)The terms “hereof,” “herein,” “hereby,” “hereto,” “hereunder” and “herewith” refer to this Supplemental Indenture.

ARTICLE TWO.
SECURITIES

Section 2.01.Designation and Principal Amount. There shall be a series of debt securities designated the “__________” (the “Securities”). The Securities shall be limited to $__________ aggregate principal amount, except as provided in Section 2.08 hereof.

Section 2.02.Stated Maturity Date. Except as otherwise provided in Section 2.05 hereof, the principal amount of the Securities shall be payable on the stated maturity date of __________.

Section 2.03.Interest Payment Dates. The Securities shall be dated their date of authentication as provided in the Indenture and shall bear interest from their date at the rate of _____% per annum payable semi-annually on __________ and __________ of each year, commencing __________. The Regular Record Dates with respect to such __________ and __________ interest payment dates shall be ___________ and ___________, respectively. Principal and interest shall be payable to the persons and in the manner provided in Sections 2.04 and 2.12 of the Indenture.

Section 2.04.Office for Payment. The Securities shall be payable at the corporate trust office of the Trustee and at the offices of such paying agents as the Company may appoint by Company Order in the future.

Section 2.05.Redemption Provisions. [Insert Redemption Terms]

The Securities shall not be subject to any sinking fund.
Section 2.06.[Repayment of Securities. The Securities will be repayable on __________, at the option of the holders thereof, at 100% of their principal amount, together with accrued and unpaid interest to ___________. In order for a Security to be repaid, the Company must receive at the corporate trust office of the Trustee during the period from and including ___________ to and including the close of business on ___________ (or if ___________ is not a Business Day, the next succeeding Business Day): (i) a Security with the form entitled “Option to Elect Repayment” on the Security duly completed, or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth the name of the Holder of the Security, the principal amount of the Security, the principal amount of the Security to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Security to be repaid (with the form entitled “Option to Elect Repayment” on the Security duly completed) will be received at the Trustee’s corporate trust office, no later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and such Security and form duly completed are received at the Trustee’s office, by such fifth Business Day. Effective exercise of the repayment option by the holder of any Security shall be irrevocable. No transfer or exchange of any Security (or, in the event that any Security is to be repaid in part, such portion of the Security to be repaid) will be permitted after exercise of the repayment option. The repayment option may be exercised by the Holder of a Security for less than the entire principal amount of the Security, provided the principal amount which is to be repaid is set forth on the form entitled “Option to Elect Repayment” on the Security and is equal to $1,000 or any integral multiple thereof. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for repayment will be determined by the Company, whose determination will be final, binding and non-appealable. Upon timely delivery of a Security to the Trustee with the “Option to Elect Repayment” form completed in accordance with the foregoing, the outstanding principal amount of such Security (or portion thereof indicated on the “Option to Elect Repayment”) shall become due and payable on __________, at a price equal to ___% of the principal amount to be repaid plus accrued and unpaid interest to __________.]

Section 2.07.Authorized Denominations. The Securities shall be issued in fully registered form without coupons in denominations of $1,000 and integral multiples thereof.

Section 2.08.Reopening of Series. The Securities may be reopened and additional notes of the Securities may be issued in excess of the limitation set forth in Section 2.01, provided that such additional notes will contain the same terms (except for the public offering price, issue date and, if applicable, the initial interest payment date) as the other Securities. Any such additional Securities, together with the other Securities, shall constitute a single series for purposes of the Indenture.

Section 2.09. Form of Security. The Securities shall initially be in the form attached as Exhibit A hereto.

ARTICLE THREE.
MISCELLANEOUS

Section 3.01.Recitals of fact, except as stated, are statements of the Company. The recitals of fact herein and in the Securities (except the Trustee’s Certificate) shall be taken as statements of the Company and shall not be construed as made by the Trustee.

Section 3.02.Supplemental Indenture to be construed as a part of the Indenture. This Supplemental Indenture shall be construed in connection with and as a part of the Indenture.

Section 3.03.Trust Indenture Act to control; Severability of provisions contained in Supplemental Indenture and Securities.

(a)If any provision of this Supplemental Indenture limits, qualifies, or conflicts with another provision of the Indenture required to be included in indentures qualified under the Trust Indenture Act of 1939 (as enacted prior to the date of this Supplemental Indenture) by any of the provisions of Sections 310 to 317, inclusive, of said Act, such required provisions shall control.

(b)In case any one or more of the provisions contained in this Supplemental Indenture or in the debt securities issued hereunder should be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

Section 3.04.References to either party in Supplemental Indenture include successors or assigns. Whenever in this Supplemental Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Supplemental Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

Section 3.05.Provision for execution in counterparts; Table of Contents and descriptive headings of Articles not to affect meaning.

(a)This Supplemental Indenture may be simultaneously executed in several counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

(b)The Table of Contents and the descriptive headings of the several Articles of this Supplemental Indenture were formulated, used and inserted in this Supplemental Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

[Signature page follows]

IN WITNESS WHEREOF, OGE ENERGY CORP. has caused this Supplemental Indenture to be signed by its President or a Vice President, and attested by its Secretary or an Assistant Secretary, and UMB BANK, N.A., as Trustee, has caused this Supplemental Indenture to be signed by its President, a Vice President or an Assistant Vice President, and attested by its Secretary, an Assistant Secretary, a Vice President or an Assistant Vice President, all as of the date first above written.

OGE ENERGY CORP.

By:
[Vice] President

ATTEST:

[Assistant Secretary]

UMB Bank , N.A. as Trustee

By:
[Assistant] [Vice] President

ATTEST:

[Assistant Secretary]

EXHIBIT A
FORM OF SECURITY

REGISTERED	REGISTERED
THIS SECURITY IS A GLOBAL SECURITY REGISTERED IN THE NAME OF THE DEPOSITARY (REFERRED TO HEREIN) OR A NOMINEE THEREOF AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

OGE ENERGY CORP.
SECURITY

CUSIP:	NUMBER: R-
ORIGINAL ISSUE DATE(S):	PRINCIPAL AMOUNT(S):
INTEREST RATE:	MATURITY DATE:

OGE ENERGY CORP., a corporation of the State of Oklahoma (the “Company”), for value received hereby promises to pay to ___________ or registered assigns, the principal sum of on the Maturity Date set forth above, and to pay interest thereon from the Original Issue Date (or if this Global Security has two or more Original Issue Dates, interest shall, beginning on each such Original Issue Date, begin to accrue for that part of the principal amount to which that Original Issue Date is applicable) set forth above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on ___________ and ___________ in each year, commencing on ___________, at the per annum Interest Rate set forth above, until the principal hereof is paid or made available for payment. No interest shall accrue on the Maturity Date, so long as the principal amount of this Global Security is paid on the Maturity Date. The interest so payable and punctually paid or duly provided for on any such Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be the ____________ or the ___________, as the case may be, next preceding such Interest Payment Date; provided that the first Interest Payment Date for any part of this Security, the Original Issue Date of which is after a Regular Record Date but prior to the applicable Interest Payment Date, shall be the Interest Payment Date following the next succeeding Regular Record Date; and provided that interest payable on the Maturity Date set forth above or, if applicable, upon redemption, repayment or acceleration, shall be payable to the Person to whom principal shall be payable. Except as otherwise provided in the Indenture (as defined below), any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Security holders not more than fifteen days or fewer than ten days prior to such Special Record Date. On or before 10:00 a.m., New York City time, or such other time as shall be agreed upon between the Trustee and the Depositary, of the day on which such payment of interest is due on this Global Security (other than maturity), the Trustee shall pay to the Depositary such interest in same day funds. On or before 10:00 a.m., New York City time, or such other time as shall be agreed upon between the Trustee and the Depositary, of the day on which principal, interest payable at maturity and premium, if any, is due on this Global Security, the Trustee shall deposit with the Depositary the amount equal to the principal, interest payable at maturity and premium, if any, by wire transfer into the account specified by the Depositary. As a condition to the payment, on the Maturity Date or upon redemption, repayment or acceleration, of any part of the principal and applicable premium of this Global Security, the Depositary shall surrender, or cause to be surrendered, this Global Security to the Trustee, whereupon a new Global Security shall be issued to the Depositary.

This Global Security is a global security in respect of a duly authorized issue of ___________ (the “Securities of this Series”, which term includes any Global Securities representing such Securities) of the Company issued and to be issued under an Indenture dated as of November 1, 2004 between the Company and UMB Bank, N.A. as trustee (the “Trustee”, which term includes any successor Trustee under the Indenture) (the “Indenture”). Under the Indenture, one or more series of debt securities may be issued and, as used herein, the term “Securities” refers to the Securities of this Series and any other outstanding series of Securities. Reference is hereby made to the Indenture for a more complete statement of the respective rights, limitations of rights, duties and immunities under the Indenture of the Company, the Trustee and the Security holders and of the terms upon which the Securities are and are to be authenticated and delivered. This Global Security has been issued in respect of the series designated on the first page hereof.
Each Security of this Series shall be dated and issued as of the date of its authentication by the Trustee and shall bear an Original Issue Date or Dates. Each Security or Global Security issued upon transfer, exchange or substitution of such Security or Global Security shall bear the Original Issue Date or Dates of such transferred, exchanged or substituted Security or Global Security, as the case may be.
[Insert Redemption Terms]
[The Securities of this Series will be repayable on ___________, at the option of the Holders thereof, at 100% of their principal amount, together with accrued and unpaid interest to _________. In order for this Global Security to be repaid, the Company must receive at the corporate trust office of the Trustee during the period from and including ___________ to and including the close of business on ___________ (or if ____________ is not a Business Day, the next succeeding Business Day): (i) this Global Security with the form entitled “Option to Elect Repayment” on this Global Security duly completed, or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth the name of the Holder of this Global Security, the principal amount of this Global Security, the principal amount of this Global Security to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Global Security (with the form entitled “Option to Elect Repayment” on this Global Security duly completed) will be received at the Trustee’s corporate trust office, no later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and this Global Security and form duly completed are received at the Trustee’s office, by such fifth Business Day. Effective exercise of the repayment option by the Holder of any Security of this Series shall be irrevocable. No transfer or exchange of any Security of this Series (or, in the event that any Security of this Series is to be repaid in part, such portion of the Security of this Series to be repaid) will be permitted after exercise of the repayment option. The repayment option may be exercised by the Holder of a Security of this Series for less than the entire principal amount of the Security of this Series, provided the principal amount which is to be repaid is set forth on the form entitled “Option to Elect Repayment” on the Security of this Series and is equal to $1,000 or any integral multiple thereof. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security of this Series for repayment will be determined by the Company, whose determination will be final, binding and non-appealable. Upon timely delivery of a Security of this Series to the Trustee with the “Option to Elect Repayment” form completed in accordance with the foregoing, the outstanding principal amount of such Security of this Series (or portion thereof indicated in the “Option to Elect Repayment”) shall become due and payable on ___________, at a price equal to ___% of the principal amount to be repaid plus accrued and unpaid interest to ______________.]
Interest payments for this Global Security shall be computed and paid on the basis of a 360‑day year of twelve 30‑day months. If any Interest Payment Date or date on which the principal of this Global Security is required to be paid is not a Business Day, then payment of principal, premium or interest need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or date on which the principal of this Global Security is required to be paid and, in the case of timely payment thereof, no interest shall accrue for the period from and after such Interest Payment Date or the date on which the principal of this Global Security is required to be paid.
The Company, at its option, and subject to the terms and conditions provided in the Indenture, will be discharged from any and all obligations in respect of the Securities (except for certain obligations including obligations to register the transfer or exchange of Securities, replace stolen, lost or mutilated Securities, maintain paying agencies and hold monies for payment in trust, all as set forth in the Indenture) if the Company deposits with the Trustee money, U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, or a combination of money and U.S. Government Obligations, in any event in an amount sufficient, without reinvestment, to pay all the principal of and any premium and interest on the Securities on the dates such payments are due in accordance with the terms of the Securities.
If an Event of Default shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modifications of the rights and obligations of the Company and the rights of the Security holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the outstanding Securities. Any such consent or waiver by the Holder of this Global Security shall be conclusive and binding upon such Holder and upon all future Holders of this Global Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu thereof whether or not notation of such consent or waiver is made upon the Security.
As set forth in and subject to the provisions of the Indenture, no Holder of any Securities will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to such Securities, the Holders of not less than a majority in principal amount of the outstanding Securities affected by such Event of Default shall have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as Trustee and the Trustee shall have failed to institute such proceeding within 60 days; provided that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of and any premium or interest on this Security on or after the respective due dates expressed here.
No reference herein to the Indenture and to provisions of this Global Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Global Security at the times, places and rates and the coin or currency prescribed in the Indenture.
As provided in the Indenture and subject to certain limitations therein set forth, this Global Security may be transferred only as permitted by the legend hereto.
If at any time the Depositary for this Global Security notifies the Company that it is unwilling or unable to continue as Depositary for this Global Security or if at any time the Depositary for this Global Security shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to this Global Security. If a successor Depositary for this Global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company’s election to issue this Security in global form shall no longer be effective with respect to this Global Security and the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of this Series in exchange for this Global Security, will authenticate and deliver individual Securities of this Series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of this Global Security.
The Company may at any time and in its sole discretion determine that all Securities of this Series (but not less than all) issued or issuable in the form of one or more Global Securities need not be represented by such Global Security or Securities. In such event, the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of this Series in exchange for such Global Security, shall authenticate and deliver, individual Securities of this Series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Security or Securities in exchange for such Global Security or Securities.
Under certain circumstances specified in the Indenture, the Depositary may be required to surrender any two or more Global Securities which have identical terms (but which may have differing Original Issue Dates) to the Trustee, and the Company shall execute and the Trustee shall authenticate and deliver to, or at the direction of, the Depositary a Global Security in principal amount equal to the aggregate principal amount of, and with all terms identical to, the Global Securities surrendered thereto and that shall indicate all Original Issue Dates and the principal amount applicable to each such Original Issue Date.
The Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of Oklahoma.
Unless the certificate of authentication hereon has been executed by the Trustee, directly or through an Authenticating Agent by manual signature of an authorized officer, this Global Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
All terms used in this Global Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise indicated herein.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

OGE ENERGY CORP.

By:
[Vice] President

[Assistant Secretary]

Dated:
TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This Security is one of the Securities of the series herein designated, described or provided for in the within-mentioned Indenture.

UMB BANK, N.A. as Trustee

By:
Authorized Officer

ABBREVIATIONS
The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common	UNIF GIFT MIN ACT - _____ Custodian _________ (Minor) (Cust)
TEN ENT - as tenants by the entireties	Under Uniform Gifts to Minors
JT TEN - as joint tenants with right of survivorship and not as tenants in common	State
Additional abbreviations may also be used though not in the above list. __________________________________
FOR VALUE RECEIVED the undersigned hereby sell(s) assign(s) and transfer(s) unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewrite name and address including postal zip code of assignee the within debt security and all rights thereunder, hereby irrevocably constituting and appointing ________ attorney to transfer said debt security on the books of the Company, with full power of substitution in the premises.

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.